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                                                                    EXHIBIT 10.9
                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into effective as of this 30th day of July, 2003, by and between Guardian Technologies International, Inc., a Delaware corporation (the "Company"), and J. Andrew Moorer (hereinafter referred to as the "Consultant").

                                   WITNESSETH:

         WHEREAS, the Company desires to engage Consultant to provide certain consulting services to the Company, including in connection with strategic planning related to the Company's business, and marketing and market development in the bio-medical industry in North America and Europe for the Company's products and services; and

         WHEREAS, the Company and Consultant intend that this Agreement and the services to be performed hereunder shall be a "written compensation contract" within the meaning of Rule 405 under the Securities Act of 1933, as amended, pursuant to which the Company will issue shares of its common stock, $.001 par value per share, as compensation for services rendered by the Consultant to the Company pursuant to a registration statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission ("SEC").

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, it is agreed as follows:

1.     APPOINTMENT.

         The Company hereby engages Consultant to provide consulting services in connection with: strategic planning related to the Company's business; and marketing and market development in the bio-medical industry in North America and Europe for the Company's products and services; business continuity, finance and accounting, and Consultant hereby accepts such engagement subject to the terms of this Agreement. The services will be performed at the request of management of the Company and to its satisfaction. The services hereunder will be personally rendered by Consultant. None of the services rendered by Consultant and paid for by the issuance of shares of common stock of the Company shall be services related to any "capital raising" transaction as such term is used in Rule 405 under the Securities Act of 1933, as amended.


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2.       TERM.

         The term of this Agreement shall commence on the date of the execution hereof and shall automatically terminate on July 1 2004, unless sooner terminated pursuant to the provisions hereof.

3.       INDEPENDENT CONTRACTOR

         Consultant shall be an independent contractor with regard to the Company and Consultant shall be responsible and liable for all withholding taxes, FICA or other similar taxes or charges with regard to the compensation to be paid or issued hereunder. Consultant shall indemnify and hold the Company harmless for the payment of all such withholding taxes and charges.

4.       COMPENSATION.

         (a) For all services hereunder, the Company agrees to pay Consultant a fee by the issuance 150,000 shares of its common stock, $.001 par value per share; provided that such shares of common stock shall be issued pursuant to and shall be subject to the filing with the SEC and effectiveness of a Registration Statement on Form S-8 covering such shares. Subject to the effectiveness of the Form S-8 Registration Statement covering the fee to be paid hereunder, one or more certificates shall be issued to the Consultant at such address as the Consultant shall provide to the Company.

         (b) A copy of the Form S-8 registration statement referred to in subsection (a) above shall be provided to the Consultant prior to the issuance and delivery of the shares to be issued hereunder, together with a copy of all quarterly, annual or current reports or other documents incorporated therein by references and all other reports filed or publicly disseminated by the Company following the effectiveness of the registration statement until such time as all of the shares issued hereunder have been sold or otherwise transferred.

5.       CONFIDENTIAL INFORMATION

         (a) During the term of this Agreement, the Company may disclose certain Confidential Information (as hereinafter defined) to Consultant for the purpose of enabling Consultant to perform certain services under this Agreement for the Company. Consultant and his employees, agents and representatives shall not disclose to any other individual, partnership, corporation or entity of any kind, other than authorized employees of the Consultant (who shall agree to be bound by the confidentiality provisions of this Agreement), or, use or exploit any and all Confidential Information of the Company for any purpose or activity other than as necessary to perform his obligations under, or as expressly contemplated by, this Agreement. Consultant agrees to keep such information


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confidential by using the same care and discretion that he uses with his own
Confidential Information. Confidential Information may be communicated orally, in writing, or in any other recorded or tangible form. For purposes of this Agreement, "Confidential Information" shall include all material and information of a proprietary nature relating to the Company's present business and business relationships, the development of its business and/or proposed business, including but not limited to confidential information concerning the Company's products, methods, engineering designs and standards, trade secrets, analytical techniques, technical information, pricing practices, costs, profit margins, customer information, marketing practices, employee information and similar items of the Company. Consultant also agrees that this duty extends to information regarding all financial, technical, and other related matters to which the Company might have access, directly or indirectly. All information relating to the Company shall be presumed to be Confidential Information unless it falls within one of the classes of information that is freely disclosable under subsection (b) below.

         (b) The provisions of this Section 5 shall not apply or shall cease to apply to data and information supplied by the Company to Consultant if it was already known to Consultant; or has come into the public domain without breach of confidence by Consultant or any other person; or is required to be disclosed pursuant to any statutory requirement or court order.

6.       MISCELLANEOUS.

         (a) TERMINATION. This Agreement may be terminated by: (i) the mutual agreement of the Company and Consultant; (ii) by either party hereto if there has been a material misrepresentation by the other party hereto or a material breach of this Agreement by such other party; (iii) by the Company in the event any action is commenced by the SEC or any state securities commission against Consultant or any entity controlled by, or under common control with, Consultant; or (iv) at any time by either party, for any reason, on not less than 30 days prior written notice to the other party; provided that in the case of a termination by the Company pursuant to this subsection (iv), Consultant shall be entitled to receive as compensation for all services hereunder all of the shares set forth in Section 4 of this Agreement and further that the services performed by Consultant prior to the effective date of any such termination will be deemed sufficient to entitle Consultant to such full compensation.

         (b) ENTIRE AGREEMENT; AMENDMENT. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. This Agreement may be amended only in writing signed by both Parties.

         (c) NOTICES. Any notice, consent, waiver, or other communication required or permitted to be given hereunder must be in writing and will be deemed to have been delivered personally: (i) upon receipt, when delivered personally; (ii) three (3) days after being sent by U.S. certified mail, return receipt requested; or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each such case properly addressed to the party to receive the same. The addresses for such communications shall be:

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         Company:          Guardian Technologies International, Inc.
                           21351 Ridgetop Circle
                           Suite 300
                           Dulles, VA 20166
                           Attn: President
                           Tel:  703.654.6092
                           Fax:  703.654.6001

         Consultant:       Mr. J. Andrew Moorer
                           P.O. Box 3618
                           Carefree, AZ 85377
                           Tel:  480-575-6972
                           Fax: 480-575-9307

         (d) WAIVER. Any waiver by either party of a breach of any provision of this Agreement shall not operate or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon adherence to that term of any other term of this Agreement.

         (e) ASSIGNMENT. This Agreement may not be assigned by the Consultant for any reason.

         (f) SEVERABILITY. If any provision of this Agreement is held to be invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect and, if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         (g) ARBITRATION. Any dispute or other disagreement arising from or out of this Agreement or any claim by Consultant as a present or former stockholder or security holder of the Company shall be submitted to binding arbitration under the Federal Arbitration Act in accordance with the commercial arbitration rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. In arbitration proceedings under this subsection (g), the parties shall be entitled to any and all remedies that would be available in the absence of this subsection (g) and the arbitrators, in rendering their decision, shall follow the substantive laws that would otherwise be applicable. Arbitration shall occur only in Washington D.C. In the event any dispute is arbitrated, the prevailing party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)). Notwithstanding the foregoing, in order to preserve the status quo pending the resolution by arbitration of a claim seeking relief of an injunctive or equitable nature, any party, upon submitting a matter to arbitration as required by this subsection
(g), may simultaneously or thereafter seek a temporary restraining order or preliminary injunction from a court of competent jurisdiction pending the outcome of the arbitration.

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         (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to the conflict of law provisions of such state. Signed facsimile copies of this Agreement shall be valid and binding upon the parties hereto.

         (i) COUNTERPARTS. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same document.

         (j) HEADINGS. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (k) FURTHER ASSURANCES. At any time and from time to time after the execution hereof, Consultant shall execute such additional documents or instruments and take such action as may be reasonably requested by the Company to carry out the intent and purpose of this Agreement, and furnish such additional information as shall be deemed necessary by the Company or its counsel in connection with the filing by the Company of the Form S-8 registration statement contemplated by Section 4 hereinabove.


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         IN WITNESS WHEREOF, the parties hereto have executed this as of the date first above written.

GUARDIAN TECHNOLOGIES
  INERNATIONAL, INC.                                CONSULTANT

By: /s/ Michael W. Trudnak                          Signed: /s/ J. Andrew Moorer
   --------------------------                               --------------------

Its: Michael W. Trudnak, CEO                        Name: J. Andrew Mooref





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